                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                   FORM 8-K


                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                     THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event reported):  November 16, 1998
                                                 ---------------------------

                         VAUGHN COMMUNICATIONS, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                                  Minnesota
                ----------------------------------------------
                (State or other jurisdiction of incorporation)



          0-15424                                     41-0626191
-----------------------------           ---------------------------------------
Commission File Number                  I.R.S. Employer Identification Number


5050 W. 78th Street, Minneapolis, Minnesota               55435
-------------------------------------------            -------------------
(Address of principal executive offices)               (Zip Code)


Issuer's telephone number, including area code:  (612) 832-3200
                                               ------------------------


                                    N/A
        -------------------------------------------------------------
        (Former name or former address, if changed since last report)

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.

SALE OF PRODUCTS DIVISION

     Vaughn Communications, Inc. (the "Company") sold substantially all of the assets and certain liabilities of its Products Division to Gift Connections, Inc., an Iowa corporation (the "Buyer") effective as of November 16,1998, under the terms of a Purchase and Sale Agreement dated November 9,1998, for a purchase price of $1,432,775. The terms included the payment of $300,000 at Closing, a promissory note for $932,775 payable within 60 days, and the assumption of $200,000 of liabilities by the Buyer. The Products Division manufactures and distributes customized gifts and souvenirs for the travel industry. Prior to this transaction, the Buyer had no material relationship with the Company or any of the Company's affiliates, officers, directors or any associate of the Company's officers and directors.

     The purchase price was determined through direct negotiations between the Buyer and the Company. The assets sold included approximately $758,000 of accounts receivable, $3,880,000 of inventory, $383,000 of fixed assets, and $406,000 of intangibles, trade names and other assets. As a result of the transaction, the Company will recognize a pretax loss of approximately $4,123,000 on the sale of the assets.

     The Company intends to use the proceeds from the sale to pay the remaining current liabilities (approximately $350,000), and the long-term debt (approximately $87,000) of the Products Division. The remaining proceeds will be used to reduce current bank borrowings.

     For the fiscal years ended January 31, 1998 and 1997, the Products Division had annual sales of $12,196,000 and $13,758,000, respectively. Pretax income (loss) for the same periods was ($371,000) and $161,000.

     In connection with the sale, the Buyer will assume the Company's obligations under all real and personal property leases relating to the Products Division. In connection with the sale, the Company terminated the employment of all employees of the Products Division. The Buyer has informed the Company that it intends to re-employ substantially all of these employees.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

(a)  FINANCIAL STATEMENTS OF BUSINESS ACQUIRED.

     Not applicable.

(b)  PRO FORMA FINANCIAL INFORMATION

                            Vaughn Communications, Inc.

                     Pro Forma Financial Statements (Unaudited)

     The following pro forma financial statements reflect the sale of the Products Division as if, in the case of the balance sheet, the sale had occurred July 31, 1998, and, in the case of the statement of operations, the sale occurred on February 1,1997. The pro forma statements of operations are not necessarily indicative of the results of operations as they may be in the future.

                         VAUGHN COMMUNICATIONS, INC.

                                BALANCE SHEET
                                 (UNAUDITED)


                                                                     Pro Forma
                                                    July 31, 1998   Adjustments(1)   Pro Forma
                                                    -------------   --------------  -----------
ASSETS

  Current Assets
    Trade Accounts receivable less allowance          $17,950,091    ($3,428,939)   $14,521,152
    Inventories                                         8,985,636     (3,483,162)     5,502,474
    Other                                                 982,653      2,653,614      3,636,267
                                                    -------------   --------------  -----------
          Total Current Assets                         27,918,380     (4,258,487)    23,659,893

  Property, plant and equipment                        35,600,183     (1,182,424)    34,417,759
    Less accumulated depreciation                      22,020,460       (757,396)    21,263,064
                                                    -------------   --------------  -----------
                                                       13,579,723       (425,028)    13,154,695

  Intangible and Other Assets                          10,084,461       (431,765)     9,652,696
                                                    -------------   --------------  -----------
                                                      $51,582,564    ($5,115,280)   $46,467,284
                                                    -------------   --------------  -----------
                                                    -------------   --------------  -----------


LIABILITIES AND SHAREHOLDERS' EQUITY

  Current Liabilities
    Accounts payable                                   $6,685,881      ($200,000)    $6,485,881
    Notes payable to bank                               7,244,435     (1,905,069)     5,339,366
    Salaries, wages and payroll taxes                     264,794              0        264,794
    Current portion of long-term debt and capital
    lease obligations                                   4,148,069       (190,476)     3,957,593
    Other                                               2,170,746              0      2,170,746
                                                    -------------   --------------  -----------
          Total Current Liabilities                    20,513,925     (2,295,545)    18,218,380

  Long-term debt (less current portion)                 5,571,279       (428,572)     5,142,707
  Capital lease obligations (less current portion)      3,513,780              0      3,513,780
  Deferred taxes                                           54,326              0         54,326


  Shareholders' Equity
    Common stock, par value $.10 per share:
          Authorized 20,000,000 shares, issued and
          outstanding at July 31, 1998 - 4,082,052
          shares                                          408,205              0        408,205
    Additional paid-in capital                          8,984,859              0      8,984,859
    Retained earnings                                  12,536,190     (2,391,163)    10,145,027
                                                    -------------   --------------  -----------
          Total Shareholders' Equity                   21,929,254     (2,391,163)    19,538,091


                                                      $51,582,564    ($5,115,280)   $46,467,284
                                                    -------------   --------------  -----------
                                                    -------------   --------------  -----------

                         VAUGHN COMMUNICATIONS, INC.

                           STATEMENT OF OPERATIONS
                                 (UNAUDITED)

                                                     Year Ended       Pro Forma
                                                  January 31, 1998  Adjustments(2)   Pro Forma
                                                  ----------------  --------------  -----------
Net Sales                                             $74,487,763   ($12,196,484)   $62,291,279

Cost of goods sold                                     50,761,624     (9,365,322)    41,396,302
                                                  ----------------  --------------  -----------
  Gross profit                                         23,726,139     (2,831,162)    20,894,977

Selling, general and administrative expenses           19,092,543     (3,013,707)    16,078,836
                                                  ----------------  --------------  -----------

    Income from operations                              4,633,596        182,545      4,816,141

Other income (expense)
  Interest expense                                     (1,410,484)       220,893     (1,189,591)
  Interest income                                         115,194        (32,565)        82,629
                                                  ----------------  --------------  -----------

Income from continuing operations before taxes          3,338,306        370,873      3,709,179

Income taxes                                            1,400,000        155,000      1,555,000
                                                  ----------------  --------------  -----------

Net income from continuing operations                  $1,938,306       $215,873     $2,154,179
                                                  ----------------  --------------  -----------
                                                  ----------------  --------------  -----------

Net income per share
  Basic                                                    $  .49                        $  .55
  Diluted                                                  $  .48                        $  .54

Weighted average common shares outstanding              3,918,263                     3,918,263
Dilutive options                                          101,719                       101,719
                                                  ----------------                  -----------
                                                        4,019,982                     4,019,982

                              STATEMENT OF OPERATIONS

                                                 Six Months Ended     Pro Forma      Pro Forma
                                                  July 31, 1998      Adjustments     Remaining
                                                 ----------------    -----------    -----------
Net Sales                                             $47,414,650    ($8,045,391)   $39,369,259

Cost of goods sold                                     31,918,461     (5,603,317)    26,315,144
                                                 ----------------    -----------    -----------
  Gross profit                                         15,496,189     (2,442,074)    13,054,115

Selling, general and administrative expenses           11,661,489     (1,559,699)    10,101,790
                                                 ----------------    -----------    -----------

    Income from operations                              3,834,700       (882,375)     2,952,325

Other income (expense)
  Interest expense                                       (959,047)       103,698       (855,349)
  Interest income                                          54,847           (591)        54,256
                                                 ----------------    -----------    -----------

Income from continuing operations before taxes          2,930,500       (779,268)     2,151,232

Income taxes                                            1,230,000       (327,000)       903,000
                                                 ----------------    -----------    -----------

Net income from continuing operations                  $1,700,500      ($452,268)    $1,248,232
                                                 ----------------    -----------    -----------
                                                 ----------------    -----------    -----------

Net income per share
  Basic                                                    $  .42                        $  .31
  Diluted                                                  $  .41                        $  .30

Weighted average common shares outstanding              4,087,464                     4,087,484
Dilutive options                                           77,110                        77,110
                                                 ----------------                   -----------
                                                        4,164,574                     4,164,574

                    NOTES REGARDING PRO FORMA ADJUSTMENTS


(1) The pro forma balance sheet adjustments reflect the sale of the assets of the Products Division for $300,000 cash at closing, a short term note for $932,775, and the assumption of $200,000 of liabilities. In addition, it reflects the application of the proceeds to reduce current liabilities as well as collection of Products Division accounts receivable from August 1, 1998 through the date of closing, and the use of these proceeds to reduce notes payable to bank and long-term debt. Also, the balance sheet reflects the net loss on the sale of the assets and the tax benefit of the loss.

(2) The pro forma statement of operations reflects the adjustment for the operations of the Products Division.

(c)  EXHIBITS.

                                EXHIBIT INDEX

     The following is a list of Exhibits filed herewith. The page reference is to the location of the Exhibits under the sequential numbering system of the original executed copy of this report on Form 8-K where the Exhibits can be located.


EXHIBIT NO.         DESCRIPTION OF EXHIBITS                                PAGE
-----------         -----------------------                                ----
2.1            Purchase and Sale Agreement between the Company and
               Gift Connections, Inc. dated November 9, 1998, providing
               for the Company's sale of the assets of the Products
               Division.

                    [Balance of Page Intentionally Left Blank.]

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf of the undersigned thereunto duly authorized.

                                   VAUGHN COMMUNICATIONS, INC.


Date:  November 23, 1998           By   \s\ M. Charles Reinhart
                                     ----------------------------------
                                            M. Charles Reinhart
                                          Chief Financial Officer